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                                                                   EXHIBIT 10.26

                               [Nomura Letterhead]

April 26, 1999

Mr. Robert A. Whitman
Chariman
Malibu Entertainment Worldwide, Inc.
c/o The Hampstead Group
2200 Ross Avenue
Suite 4200 West
Dallas, Texas 75201

Dear Bob:

This letter is written in response to your request to extend the Closing Date under the Recapitalization Agreement attached hereto (entered into as of March 2, 1999). According to the Recapitalization Agreement, the Closing Date will be May 1, 1999, but may be extended to May 28, 1999 if a binding commitment has been received by Malibu prior to May 1, 1999 to take-out the MCI Loan as referenced in paragraph 2 of the Recapitalization Agreement.

Nomura Asset Capital Corporation hereby agrees to extend the Closing Date to May 10, 1999 if, and only if, Malibu agrees that it will either 1) provide a bona fide binding commitment relative to the MCI Loan take-out by May 10, 1999 at the absolute latest or 2) accept the Foothill commitment for take-out financing for the MCI Loan referenced in paragraph 2 of the Recapitalization Agreement and pay the required fees thereunder on May 10, 1999, and to accept the take-out financing from Foothill prior to May 28, 1999.

Malibu's acceptance and acknowledgment of this extension condition is evidenced by an authorized signature below. If Malibu does not accept and acknowledge this extension condition, then the Recapitalization Agreement shall remain unextended and unmodified.

Thank you.

AGREED AND ACCEPTED:
Nomura Asset Capital Corporation            Malibu


/s/ L. W. Haberin                           /s/ Robert A. Whitman
-----------------------------               ------------------------------
By:     Lance W. Haberin                    By:    Robert A. Whitman
Title:  Vice President                      Title: Chairman of Malibu
                                                   Entertainment Worldwide, Inc.

  4/30/99                                     4/30/99
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